Exhibit (a)(1)(E)

Offer to Purchase for Cash
By

JAKKS Pacific, Inc.
of
up to 4,000,000 Shares of its Common Stock
(including Series A Junior Participating Preferred Stock Rights)
at a Purchase Price of $20.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JUNE 27, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 25, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 25, 2012 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), to purchase for cash up to 4,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), together with the associated rights to purchase Series A Junior Participating Preferred Stock of JAKKS, par value $0.001 per share, issued pursuant to the Rights Agreement, dated as of March 5, 2012, between JAKKS and Computershare Trust Company, N.A., as Rights Agent, at a price of $20.00 per Share, net to the seller, in cash, without interest, but subject to applicable withholding taxes, upon the terms and subject to the conditions described in the Offer to Purchase.

Only Shares properly tendered in the Offer, and not properly withdrawn, will be purchased, upon the terms and subject to the conditions of the Offer. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered may not be purchased if more than the number of Shares JAKKS seeks are properly tendered and not properly withdrawn. Shares tendered but not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

If the Offer is fully subscribed, the completion of the Offer will result in the repurchase by JAKKS of 4,000,000 Shares.

Upon the terms and subject to the conditions of the Offer, if greater than 4,000,000 Shares have been properly tendered and not properly withdrawn prior to the Expiration Date, JAKKS will purchase properly tendered Shares in the following order of priority: (i) first, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares and do not properly withdraw them prior to the Expiration Date; (ii) second, from all other stockholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for stockholders who tendered Shares conditionally and for which the condition was not satisfied), until JAKKS has purchased 4,000,000 Shares; and (iii) third, only if necessary to purchase 4,000,000 Shares, from holders who properly tender Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described above, JAKKS may not purchase all of the Shares that you tender. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The purchase price in the Offer is $20.00 per Share, net to you, in cash, without interest, but subject to applicable withholding taxes.
2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.
3.	The Offer is not conditioned upon obtaining any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.
4.	The Offer, proration period and withdrawal rights will expire at midnight, New York City time, on June 27, 2012, unless the Offer is extended or withdrawn.
5.	The Offer is for up to 4,000,000 Shares, constituting approximately 15.4% of the total number of outstanding Shares as of May 24, 2012.
6.	Tendering stockholders whose Shares are registered in their own names and who tender directly to Computershare Trust Company, N.A., the Depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by JAKKS pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.
7.	If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own prior to the Expiration Date, and check the box captioned “Odd Lots” on the attached Instruction Form, JAKKS, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.
8.	If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.
9.	Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 accompanying the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer, unless such U.S. Holder establishes that such U.S. Holder is within the class of persons that is exempt from such backup withholding tax. See Sections 3 and 14 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer,

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proration period and withdrawal rights will expire at midnight, New York City time, on June 27, 2012, unless the Offer is extended or withdrawn.

The Offer is not being made to, and tenders will not be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. If JAKKS becomes aware of any such jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with applicable law, JAKKS will make a good faith effort to comply with the applicable law. If, after such good faith effort, JAKKS cannot comply with the applicable law, the Offer will not be made to (and tenders will not be accepted from or on behalf of) the stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on JAKKS' behalf by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer (the “Dealer Manager”) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

JAKKS' BOARD OF DIRECTORS (THE “BOARD”) HAS AUTHORIZED THE OFFER. HOWEVER, NONE OF JAKKS, THE BOARD, THE DEALER MANAGER, INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER OR THE DEPOSITARY HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

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INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash
By

JAKKS Pacific, Inc.
of
up to 4,000,000 Shares of its Common Stock
(including Series A Junior Participating Preferred Stock Rights)
at a Purchase Price of $20.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 25, 2012 (the “Offer to Purchase”) and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by JAKKS Pacific, Inc., a Delaware corporation (“JAKKS”), to purchase for cash up to 4,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), together with the associated rights to purchase Series A Junior Participating Preferred Stock of JAKKS, par value $0.001 per share, issued pursuant to the Rights Agreement, dated as of March 5, 2012, between JAKKS and Computershare Trust Company, N.A., as Rights Agent, at a price of $20.00 per Share, net to the seller, in cash, without interest, but subject to applicable withholding taxes, upon the terms and subject to the conditions described in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to JAKKS the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by JAKKS, it is discretionary in nature and it may be extended, modified, suspended or terminated by JAKKS as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned's tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that JAKKS takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes JAKKS to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, JAKKS, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned: _____________ Shares*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ODD LOTS
(See Section 1 of the Offer to Purchase and the Box Entitled “ODD LOTS”
in the Letter of Transmittal)

Upon the terms and subject to the conditions of the Offer, if greater than 4,000,000 Shares have been properly tendered and not properly withdrawn prior to the Expiration Date, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and the Box Entitled “CONDITIONAL TENDER”
in the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon JAKKS purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by JAKKS pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: __________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, JAKKS may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated: ________________________, 2012